UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 25, 2021

Packaging Corporation of America

(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 N. Field Court, Lake Forest, Illinois 60045

(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PKG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05	Costs Associated with Exit or Disposal Activities

On February 25, 2021, Packaging Corporation of America announced that it has discontinued the production of uncoated freesheet (UFS) grades on the Number 3 paper machine at its Jackson, Alabama mill and will convert the machine to produce virgin kraft linerboard. The planned conversion is expected to occur over the next 36 months.

Discontinuing paper operations on the machine is estimated to result in (1) total pretax cash charges of approximately $5 to $10 million; and (2) total pretax non-cash asset impairment and accelerated depreciation charges of approximately $15 to $20 million.

Item 2.06	Material Impairments

The disclosure included under Item 2.05 is incorporated by reference into this Item 2.06.

Item 8.01	Other Events

On February 25, 2021, Packaging Corporation of America issued a press release announcing that it has discontinued the production of uncoated freesheet (UFS) grades on the Number 3 paper machine at its Jackson, Alabama mill and will convert the machine to produce virgin kraft linerboard. The press release is filed herewith as Exhibit 99.1, which is incorporated by reference into this Item 8.01.

Item 9.01.	Financial Statements and Exhibits.

(D)    Exhibits

99.1	Press Release issued on February 25, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA
(Registrant)

By:	/s/ Kent A. Pflederer
Senior Vice President, General Counsel and Secretary

Date: February 26, 2021